UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15609	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously reported, on April 25, 2006, we entered into a transaction (“Transaction”) with Laurus Master Fund, Ltd (“Laurus”), pursuant to which Path 1 issued to Laurus (i) a Secured Non-Convertible Revolving Note in the principal amount of up to $1,000,000 (the “Laurus Note”), and (ii) Warrants to purchase 662,251 shares of Common Stock (the “Laurus Warrants”). On April 22, 2006, Castle Creek Technology Partners LLC (“CC”) entered into a Consent and Waiver agreement with Path 1 (the “Consent and Waiver”). In it, CC agreed among other things, to consent to and waive certain purported rights in connection with the Transaction and to receive certain benefits in exchange.

In the Consent and Waiver, we also agreed to offer to each of the respective minority holders of the Series B 7% Convertible Preferred Stock the same benefits and the same burdens of the Consent and Waiver, as if such minority holder was CC for such purposes.

We thereafter did so, and each of these minority holders (Steven R. Simpson, Robert R. Bears, Sr., Robert R. Bears, Jr., and Christopher R. Cope, Trustee) has accepted the offer. Each of those minority holders is, in his own right, a significant beneficial owner of our common stock.

To the extent the Consent and Waiver and the related agreements with minority holders involved sales of equity securities, the sales were exempt from registration by virtue of constituting a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 1, 2006, CC voluntarily converted 15,000 shares of its Series B 7% Convertible Preferred Stock and $635.03 of accrued dividends (through May 1, 2006) and received 32,705 shares of Common Stock pursuant to the terms of the Series B 7% Convertible Preferred Stock and of the Consent and Waiver. To the extent this involved the sale of equity securities, the sale was exempt from registration pursuant to Section 4(2) and/or Section 3(a)(9) of the Securities Act of 1933, as amended.

On May 12, 2006 we issued 98,040 shares of common stock to Silverwood Partners LLC (“Silverwood”) pursuant to a final calculation under the Modification of Engagement Agreement entered into with Silverwood on March 16, 2006. As previously disclosed, we entered into the Modification of Engagement Agreement in order to amend an investment banking engagement letter agreement dated September 9, 2004 and also to resolve a lawsuit brought against us in February 2006 by Silverwood, in Middlesex County (Massachusetts) District Court. Silverwood was previously engaged as an investment banker by us pursuant to the engagement letter agreement. The sale of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

See also the disclosure above regarding the agreements whereby the respective minority holders of our Series B 7% Convertible Preferred Stock accepted the benefits and burdens of the Consent and Waiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: May 17, 2006	By:	/s/ Jeremy Ferrell
Jeremy Ferrell
Interim Chief Financial Officer